As filed with the Securities and Exchange Commission on August 24, 1999
                                                     Registration No. 33-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          UNITED INDUSTRIAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


            DELAWARE                                     95-2081809
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)


                              570 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 752-8787
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)


                          UNITED INDUSTRIAL CORPORATION
                             1994 STOCK OPTION PLAN
                              (Full Title of Plan)

                                SUSAN FEIN ZAWEL
                                    SECRETARY
                          UNITED INDUSTRIAL CORPORATION
                              570 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 752-8787
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:

                              TED S. WAKSMAN, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================================
Title of Each Class of             Amount to be      Proposed Maximum Offering  Proposed Maximum Aggregate       Amount of
Securities to be Registered        Registered(1)        Price Per Share(2)          Offering Price(2)        Registration Fee
------------------------------------------------------------------------------------------------------------------------------
Common Stock,
par value $1.00 per share         600,000 shares             $8.15625                   $4,893,750               $1,360.46
==============================================================================================================================


(1) Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based upon the closing price of the Registrant's Common Stock as reported on the New York Stock Exchange Composite Tape on August 23, 1999.

================================================================================


#446284 v3

                                EXPLANATORY NOTE


                     This Registration Statement registers 600,000 additional shares of common stock of United Industrial Corporation (the "Company"), par value $1.00 per share (the "Common Stock"), for issuance pursuant to stock options granted under the Company's 1994 Stock Option Plan, as amended. The contents of (i) an earlier Registration Statement on Form S-8 in respect of the Company's 1994 Stock Option Plan, as filed with the Securities and Exchange Commission on May 31, 1994, Registration No. 33-53911, (ii) an earlier Registration Statement on Form S-8 in respect of the Company's 1994 Stock Option Plan, as amended, as filed with the Securities and Exchange Commission on January 10, 1997, Registration No. 333-19517 and (iii) an earlier Registration Statement on Form S-8 in respect of the Company's 1994 Stock Option Plan, as filed with the Securities and Exchange Commission on July 21, 1998, Registration No. 333-59487, are hereby incorporated by reference.

                                   SIGNATURES


                     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 24th day of August, 1999.


                                      UNITED INDUSTRIAL CORPORATION

                                      By: /s/ James H. Perry
                                          -------------------------------------
                                          Name: James H. Perry
                                          Title: Vice President, Treasurer
                                                  and Chief Financial Officer


                                POWER OF ATTORNEY


                     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Susan Fein Zawel and James H. Perry acting individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

        Signature                                               Title                                   Date
        ---------                                               -----                                   ----
/s/ Richard R. Erkeneff                              President and Chief Executive                August 24, 1999
------------------------------------------           Officer and Director (Principal
    Richard R. Erkeneff                              Executive Officer)


/s/ James H. Perry                                   Chief Financial Officer                      August 24, 1999
------------------------------------------           (Principal Financial and
    James H. Perry                                   Accounting Officer)


                                       2

/s/ Harold S. Gelb                                   Chairman of the Board and                    August 24, 1999
------------------------------------------           Director
    Harold S. Gelb


/s/ Joseph S. Schneider                              Director                                     August 24, 1999
------------------------------------------
    Joseph S. Schneider


/s/ E. Donald Shapiro                                Director                                     August 24, 1999
------------------------------------------
    E. Donald Shapiro


/s/ Edward C.Aldridge, Jr.                           Director                                     August 24, 1999
------------------------------------------
    Edward C.Aldridge, Jr.


/s/ Susan Fein Zawel                                 Director                                     August 24, 1999
------------------------------------------
    Susan Fein Zawel


                                  EXHIBIT INDEX


EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------


   4(a)    -      Restated Certificate of Incorporation of the Company
                  (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1998).

   4(b)    -      Amended and Restated By-Laws of the Company (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995).

   4(c)    -      United Industrial Corporation 1994 Stock Option Plan, as
                  amended.

   5       -      Opinion of Weil, Gotshal & Manges LLP.

   23(a)   -      Consent of Ernst & Young LLP.

   23(b)   -      Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5).

   24      -      Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).